UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 21, 2007

Navigant Consulting, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12173	36-4094854
(State of Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

615 North Wabash, Chicago, IL 60611

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone number, including area code (312) 573-5600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240 13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On August 21, 2007, Navigant Consulting, Inc. (the “Company”) paid Mr. Ben W. Perks in connection with the termination of his employment One Million Ninety-Nine Thousand One-Hundred Ninety-Nine Dollars, as calculated pursuant to Paragraph 8(a) of his Employment Agreement, dated as of May 19, 2000, and previously filed with the Commission by the Company.

SIGNATURES

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Navigant Consulting, Inc.
Date: August 27, 2007
	By:	/s/ Richard X. Fischer
	Name:	Richard X. Fischer
	Title:	Vice President, General Counsel and Secretary